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                                                                    Exhibit 99.1


For Immediate Release          Contact: Marlin Miller, Jr.     Frederick J. Hirt
Date:  July 16, 2003           610-478-3114                    610-478-3117


                          ARROW INTERNATIONAL ANNOUNCES
               DOUBLING DIVIDEND THROUGH A TWO FOR ONE STOCK SPLIT
                 AND DIVIDEND PAYMENT FOR FOURTH FISCAL QUARTER

READING, PA, July 16, 2003 - Arrow International, Inc. announced today that its Board of Directors approved the issuance as a stock split to be effective on August 15, 2003 of an additional share of common stock for each current share owned on the record date of August 1, 2003, and that the current quarterly cash dividend rate of $0.08 per share would be paid September 12, 2003 on all shares of record on August 29, 2003, including the shares to be issued pursuant to the stock split. This action will double the most recent quarterly dividend paid on June 13, 2003. A cash dividend of $0.08 per share on a post-stock split basis will represent a payment to shareholders of approximately 24% of the Company's presently projected fourth quarter earnings of $0.33-$0.34 per share on the new total shares to be outstanding as of August 1, 2003 after giving effect to the stock split. In taking this action, the Company's Board of Directors considered the essentially debt free position of the Company, the strong cash flow available from current operations and the favorable tax treatment now afforded shareholders for dividend distribution.

This is the forty-fifth consecutive quarterly cash dividend payable since the Company's initial public offering on June 9, 1992.

Arrow International, Inc. develops, manufactures and markets a broad range of clinically advanced, disposable catheters and related products for critical and cardiac care. The Company's products are used primarily by anesthesiologists, critical care specialists, surgeons, emergency and trauma physicians, cardiologists, interventional radiologists, electrophysiologists, and other health care providers.

Arrow International's news releases and other company information can be found on the World Wide Web at HTTP://WWW.ARROWINTL.COM.


The Company's common stock trades on The Nasdaq Stock Market(R) under the symbol ARRO.


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"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995:   This  news  release   provides   historical   information  and  includes
forward-looking   statements  (including  projections).   Although  the  Company
believes  that  the   expectations  in  such   forward-looking   statements  are
reasonable, the Company can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while presented with specificity and considered reasonable by the Company, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond the control of the Company, and upon assumptions with respect to future business
decisions  which  are  subject  to  change.  Accordingly,   the  forward-looking
statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation  by the  Company  of  results  that  actually  will be  achieved.
Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions the reader that the factors below and those in Exhibit 99.1 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002 and in its other filings with the Securities and Exchange Commission could cause
the  Company's   results  to  differ   materially   from  those  stated  in  the
forward-looking statements. These factors include: (i) stringent regulation of the Company's products by the U.S. Food and Drug Administration and, in some jurisdictions, by state, local and foreign governmental authorities; (ii) the highly competitive market for medical devices and the rapid pace of product development and technological change in this market; (iii) pressures imposed by the health care industry to reduce the cost or usage of medical products and services; (iv) dependence on patents and proprietary rights to protect the Company's trade secrets and technology, and the need for litigation to enforce or defend these rights; (v) risks associated with the Company's international operations; (vi) potential product liability risks inherent in the design, manufacture and marketing of medical devices; (vii) risks associated with the Company's use of derivative financial instruments; and (viii) dependence on the continued service of key members of the Company's management.